CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 Amendment No.2 of Wiseman Global Limited of our report dated December 4, 2018, relating to our audit of the financial statements of Wiseman Global Limited for the period from inception (July 17, 2018) to September 30, 2018, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Pan-China Singapore PAC

Singapore

December 12, 2018